File: 333-164861

Rule 424 (b)(3)

EXHIBIT A


AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one
(1) deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR CLASS B SHARES
OF
BANCO PATAGONIA S.A.
(A SOCIEDAD ANONIMA EXISTING
UNDER THE LAWS OF THE REPUBLIC
OF ARGENTINA)

Overstamp: Effective November 23, 2010, the ratio has changed to Each American
Depositary Share represents Twenty (20)
deposited Shares.

            The Bank of New York Mellon, as
depositary (herein called the Depositary), hereby
certifies that
________________________________________
___, or registered assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited Class B shares (herein
called Shares) of Banco Patagonia S.A., a
sociedad anonima existing under the laws of the
Republic of Argentina (herein called the
Company).  At the date hereof, each American
Depositary Share represents one (1) Share
deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter defined) at
the principal Buenos Aires office of Banco
Santander Rio S.A. (herein called the Custodian).
The Depositarys Corporate Trust Office is located
at a different address than its principal executive
office.  Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at One
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.

            This American Depositary Receipt
is one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the Deposit Agreement,
dated as of ___________, 2010, as the same may
be amended from time to time in accordance with
its terms (the Deposit Agreement), by and among
the Company, the Depositary, and all Owners and
Beneficial Owners from time to time of American
Depositary Shares issued thereunder, each of
whom by accepting American Depositary Shares
or any interest therein agrees to become a party
thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement sets
forth the rights of Owners and Beneficial Owners
of the Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the office of the Custodian.
            The statements made on the face
and reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement and
are qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made.  Capitalized terms
defined in the Deposit Agreement and not
defined herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
            Upon surrender at the Corporate
Trust Office of the Depositary of this Receipt,
and (to the extent applicable) upon payment of the
fee of the Depositary provided in this Receipt,
and subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is entitled
to delivery, to him or upon his order, of the
Deposited Securities at the time represented by
the American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities may be made by the delivery of (a)
certificates for Shares in the name of the Owner
hereof or as ordered by him or certificates
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and/or (b) any other securities,
property and cash to which such Owner is then
entitled in respect of this Receipt.  Such delivery
shall be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates for
Shares or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense of the
Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at its
Corporate Trust Office by the Owner hereof in
person or by a duly authorized attorney, upon
surrender of this Receipt properly endorsed for
transfer or accompanied by proper instruments of
transfer and funds sufficient to pay any applicable
transfer taxes and the expenses of the Depositary
and upon compliance with such regulations, if
any, as the Depositary may establish for such
purpose.  This Receipt may be split into other such
Receipts, or may be combined with other such
Receipts into one Receipt, evidencing the same
aggregate number of American Depositary Shares
as the Receipt or Receipts surrendered.  As a
condition precedent to the execution and delivery,
registration of transfer, split-up, combination, or
surrender of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian or Registrar may require payment from
the depositor of the Shares or the presentor of the
Receipt of a sum sufficient to reimburse it for any
tax or other governmental charge and any stock
transfer or registration fee with respect thereto
(including any such tax or charge and fee with
respect to Shares being deposited or withdrawn)
and payment of any applicable fees as provided in
this Receipt, may require the production of proof
reasonably satisfactory to it as to the identity and
genuineness of any signature and may also require
compliance with any regulations the Depositary
may establish consistent with the provisions of the
Deposit Agreement or this Receipt, including,
without limitation, this Article 3.
            The delivery of Receipts against
deposit of Shares generally or against deposit of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be suspended,
during any period when the transfer books of the
Depositary are closed, or if any such action is
deemed necessary or advisable by the Depositary
or the Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or commission,
or under any provision of the Deposit Agreement,
or for any other reason.
            The Depositary shall not knowingly
accept for deposit under the Deposit Agreement
any Shares that would be required to be registered
under the provisions of the Securities Act for the
public offer and sale thereof in the United States,
unless a registration statement is in effect as to
such Shares for such public offer and sale.
            Notwithstanding anything to the
contrary in the Deposit Agreement or the
Receipts, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may not
be suspended, subject only to (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the Receipts
or to the withdrawal of the Deposited Securities.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
            If any tax or other governmental
charge shall become payable by the Custodian or
the Depositary with respect to any Receipt or any
Deposited Securities represented hereby, such tax
or other governmental charge shall be payable by
the Owner or Beneficial Owner hereof to the
Depositary.  The Depositary may refuse to effect
any transfer of this Receipt or any withdrawal of
Deposited Securities represented by American
Depositary Shares evidenced by such Receipt
until such payment is made, and may withhold
any dividends or other distributions, or may sell
for the account of the Owner or Beneficial Owner
hereof any part or all of the Deposited Securities
represented by the American Depositary Shares
evidenced by this Receipt, and may apply such
dividends or other distributions or the proceeds of
any such sale in payment of such tax or other
governmental charge and the Owner or Beneficial
Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
            Every person depositing Shares
under the Deposit Agreement shall be deemed
thereby to represent and warrant that such Shares
and each certificate therefor, if applicable, are
validly issued, fully paid, nonassessable, free and
clear of any lien, encumbrance, security interest,
charge or adverse claim and were not issued in
violation of any preemptive or similar rights of the
holders of outstanding Shares and that the person
making such deposit is duly authorized so to do.
Every such person shall also be deemed thereby to
represent and warrant that such Shares are not,
and American Depositary Shares representing
such Shares would not be, Restricted Securities.
All representations and warranties required by
Section 3.03 of the Deposit Agreement shall
service the deposit of Shares and delivery of
Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
            Any person presenting Shares for
deposit or any Owner or Beneficial Owner of a
Receipt may be required from time to time to file
with the Depositary or the Custodian such proof
of citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or the
Foreign Registrar, if applicable, to execute such
certificates and to make such representations and
warranties, as the Depositary may deem necessary
or proper or as the Company may require by
written request to the Depositary.  The Depositary
may withhold the delivery or registration of
transfer of any Receipt or the distribution of any
dividend or sale or distribution of rights or of the
proceeds thereof or the delivery of any Deposited
Securities until such proof or other information is
filed or such certificates are executed or such
representations and warranties made.  If requested
in writing by the Company, the Depositary shall
provide the Company, as promptly as practicable,
with copies of the proofs, certificates or
information that it receives pursuant to Section
3.01 of the Deposit Agreement, to the extent that
disclosure is permitted by applicable law.  No
Shares shall be accepted for deposit unless
accompanied by evidence reasonably satisfactory
to the Depositary that any necessary approval has
been granted by the Argentine Central Bank or
any other governmental body in Argentina that is
then performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
            The Company agrees to pay the
fees, reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with agreements in
writing entered into between the Depositary and
the Company from time to time.  Except as
provided in clause (9) of the following paragraph,
the charges and expenses of the Custodian are for
the sole account of the Depositary.
            The following charges shall be
incurred by any party depositing or (except as
contemplated in the Deposit Agreement)
withdrawing Shares or by any party surrendering
Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant
to a stock dividend or stock split declared by the
Company or an exchange of stock regarding the
Receipts or Deposited Securities or a distribution
of Receipts pursuant to Section 4.03 of the
Deposit Agreement) or by Owners, as applicable:
(1) taxes and other governmental charges, (2) such
registration fees as may from time to time be in
effect for the registration of transfers of Shares
generally on the register of the Company or
Foreign Registrar and applicable to transfers of
Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on the
making of deposits or withdrawals under the
terms of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as are
expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof)
for the execution and delivery of Receipts
pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and (except as otherwise
agreed between the Company and the Depositary)
the surrender of Receipts pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee of
$0.02 or less per American Depositary Share (or
portion thereof) for any cash distribution made
pursuant to the Deposit Agreement, including but
not limited to Sections 4.01 through 4.04, (7) a fee
for the distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American Depositary
Shares referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7 treating all
such securities as if they were Shares), but which
securities are instead distributed by the Depositary
to Owners, (8) a fee of $0.02 or less per American
Depositary Share (or portion thereof) for
depositary services, which will accrue on the last
day of each calendar year and will be payable as
provided in clause 9 below, and (9) any other
charges payable by the Depositary, any of the
Depositarys agents, including the Custodian, or
the agents of the Depositarys agents in connection
with the servicing of Shares or other Deposited
Securities (which charge shall be assessed against
Owners as of the date or dates set by the
Depositary in accordance with Section 4.06 of the
Deposit Agreement (and not against the Company
at any time) and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions).
            The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates and in
Receipts.
8.	PRE-RELEASE OF RECEIPTS.
            Notwithstanding Section 2.03 of
the Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the Deposit
Agreement (a Pre-Release).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and
cancellation of Receipts which have been Pre-
Released, whether or not such cancellation is prior
to the termination of such Pre-Release or the
Depositary knows that such Receipt has been Pre-
Released.  The Depositary may receive Receipts in
lieu of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom Receipts or
Shares are to be delivered, that (i) such person, or
its customer, owns the Shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such Shares
or Receipts, as the case may be, to the Depositary
in its capacity as such and for the benefit of the
Owners, and (iii) will not take any action with
respect to such Shares or Receipts, as the case may
be, that is inconsistent with the transfer of
beneficial ownership (including, without the
consent of the Depositary, disposing of such
Shares or Receipts, as the case may be), other than
in satisfaction of such Pre-Release, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems appropriate, (c)
terminable by the Depositary on not more than
five (5) business days notice, and (d) subject to
such further indemnities to be provided by the
person to whom Receipts or Shares are to be
delivered and credit regulations as the Depositary
deems appropriate.  The number of Shares
represented by American Depositary Shares which
are outstanding at any time as a result of Pre-
Release will not normally exceed thirty percent
(30%) of the Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it deems
appropriate.
            The Depositary may retain for its
own account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this Receipt and
every successive Owner and Beneficial Owner of
this Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, shall be
transferable by delivery with the same effect as in
the case of a negotiable instrument under the laws
of New York; provided, however, that the
Depositary, notwithstanding any notice to the
contrary, may treat the Owner hereof as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement and for all
other purposes and neither the Depositary nor the
Company shall have any obligation or be subject
to liability under the Deposit Agreement to any
Beneficial Owner of a Receipt unless that
Beneficial Owner is the Owner of that Receipt.
10.	VALIDITY OF RECEIPT.
            This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual or facsimile signature of
a duly authorized signatory of the Depositary and,
if a Registrar for the Receipts shall have been
appointed, countersigned by the manual signature
of a duly authorized officer of the Registrar.
11.	AVAILABLE INFORMATION;
INSPECTION OF TRANSFER BOOKS.
            The Company publishes sufficient
information in English to maintain the exemption
from the registration requirements of Section
12(g) of the Securities Exchange Act provided
pursuant to Rule 12g3-2(b) under the Securities
Exchange Act on its Internet web site or through
an electronic information delivery system
generally available to the public in its primary
trading market.  The Companys Internet web site
address is www.bancopatagonia.com.
            The Depositary shall make
available for inspection by Owners at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary shall also send to Owners of Receipts
copies of such reports when furnished by the
Company pursuant to Section 5.06 of the Deposit
Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the Depositary by
the Company shall be furnished in English, to the
extent such materials are required to be translated
into English pursuant to any regulations of the
Commission.
            The Depositary shall keep books, at
its Corporate Trust Office, for the registration of
Receipts and transfers of Receipts which at all
reasonable times shall be open for inspection by
the Owners, provided that such inspection shall
not be for the purpose of communicating with
Owners in the interest of a business or object other
than the business of the Company or a matter
related to the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
            Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, as promptly as practicable.
subject to the provisions of Section 4.05 of the
Deposit Agreement if at the time of receipt
thereof any amounts received in foreign currency
can in the judgment of the Depositary be
converted on a reasonable basis into United States
Dollars transferable to the United States, and
subject to the Deposit Agreement, as promptly as
practicable, convert such dividend or distribution
into Dollars (if it was not received in Dollars) and
will distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement) to the Owners of Receipts entitled
thereto as of the record date fixed pursuant to
Section 4.06 of the Deposit Agreement; provided,
however, that in the event that the Custodian or
the Depositary shall be required to withhold and
does withhold from any such dividend or such
other cash distribution an amount on account of
taxes, the amount distributed to the Owners of the
Receipts evidencing American Depositary Shares
representing such Deposited Securities shall be
reduced accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution described in
Section 4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary shall cause the
securities or property received by it to be
distributed to the Owners entitled thereto, in any
manner that the Depositary may deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution cannot
be made proportionately among the Owners
entitled thereto, or if for any other reason the
Depositary reasonably deems such distribution not
to be feasible, the Depositary may adopt such
method as it may deem equitable and practicable
for the purpose of effecting such distribution,
including, but not limited to, the public or private
sale of the securities or property thus received, or
any part thereof, and the net proceeds of any such
sale (net of the fees and expenses of the
Depositary as provided in Section 5.09 of the
Deposit Agreement) shall be distributed by the
Depositary to the Owners entitled thereto, all in
the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  To the extent such securities or
property or the net proceeds thereof are not
distributed to Owners as provided in Section 4.02
of the Deposit Agreement, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter also
represent its proportionate interest in such
securities, property or net proceeds.  The
Depositary may withhold any distribution of
Securities under Section 4.02 of the Deposit
Agreement if it has not received reasonably
satisfactory assurances from the Company that the
distribution does not require registration under the
Securities Act.  The Depositary may sell, by public
or private sale, an amount of securities or other
property it would otherwise distribute under
Section 4.02 of the Deposit Agreement that is
sufficient to pay its fees and expenses in respect
of that distribution.
            If any distribution upon any
Deposited Securities consists of a dividend in, or
free distribution of, Shares, the Depositary may,
and shall if the Company so requests in writing,
distribute as promptly as practicable to the
Owners of outstanding Receipts entitled thereto
as of the record date fixed pursuant to Section
4.06 of the Deposit Agreement, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend or
free distribution, subject to the terms and
conditions of the Deposit Agreement with respect
to the deposit of Shares and the issuance of
American Depositary Shares evidenced by
Receipts, including the withholding of any tax or
other governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment
of the fees and expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement (and the Depositary may sell, by
public or private sale, an amount of the Shares
received that is sufficient to pay its fees and
expenses in respect of that distribution).  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary shall use reasonable efforts to sell the
amount of Share represented by the aggregate of
such fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share shall
thenceforth also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
            In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor)
is subject to any tax or other governmental charge
which the Depositary is obligated to withhold, the
Depositary may by public or private sale dispose
of all or a portion of such property (including
Shares and rights to subscribe therefor) in such
amounts and in such manner as the Depositary
deems necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale after
deduction of such taxes or charges to the Owners
of Receipts entitled thereto.
            The Depositary will forward to the
Company or its agent such information from its
records as the Company may reasonably request to
enable the Company or its agent to file necessary
reports with governmental agencies, and the
Depositary or the Company or its agent may file
any such reports necessary to obtain benefits
under the applicable tax treaties for the Owners.
The Owners shall indemnify the Depositary, the
Company, the Custodian and any of their
respective directors, employees, agents and
affiliates against, and hold each of them harmless
from, any claims by any governmental authority
with respect to taxes, additions to tax, penalties or
interest arising out of any refund of taxes,
reduced rate of withholding at source or other tax
benefit obtained.
13.	RIGHTS.
            In the event that the Company
shall offer or cause to be offered to the holders of
Shares any rights to subscribe for additional
Shares or rights of any other nature, the
Depositary shall have discretion as to the
procedure to be followed in making such rights
available to any Owners or in disposing of such
rights on behalf of any Owners and making the
net proceeds available to such Owners or, if by the
terms of such rights offering or for any other
reason, the Depositary may not either make such
rights available to any Owners or dispose of such
rights and make the net proceeds available to such
Owners, then the Depositary shall allow the rights
to lapse.  If at the time of the offering of any
rights the Depositary determines in its discretion
that it is lawful and feasible to make such rights
available to all or certain Owners but not to other
Owners, the Depositary may distribute to any
Owner to whom it determines the distribution to
be lawful and feasible, in proportion to the
number of American Depositary Shares held by
such Owner, warrants or other instruments
therefor in such form as it deems appropriate.
            In circumstances in which rights
would otherwise not be distributed, if an Owner
of Receipts requests the distribution of warrants
or other instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner hereunder, the Depositary will, as
promptly as practicable, make such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the Company
has elected in its sole discretion to permit such
rights to be exercised and (b) such Owner has
executed such documents as the Company has
determined in its sole discretion are reasonably
required under applicable law.
            If the Depositary has distributed
warrants or other instruments for rights to all or
certain Owners, then upon instruction from such
an Owner pursuant to such warrants or other
instruments to the Depositary from such Owner to
exercise such rights, upon payment by such Owner
to the Depositary for the account of such Owner
of an amount equal to the purchase price of the
Shares or other securities to be received upon the
exercise of the rights, and upon payment of the
fees and expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of
such Owner exercise the rights and purchase the
Shares or other securities, and the Company shall
cause the Shares or other securities so purchased
to be delivered to the  Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased to
be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute
and deliver Receipts to such Owner.  In the case
of a distribution pursuant to the second paragraph
of Section 4.04 of the Deposit Agreement, such
Receipts shall be legended in accordance with
applicable U.S. laws and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation and transfer under such laws.
            If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may, and at the written request of the
Company shall use its reasonable efforts to sell the
rights, warrants or other instruments in proportion
to the number of American Depositary Shares
held by the Owners to whom it has determined it
may not lawfully or feasibly make such rights
available, and, as promptly as practicable, allocate
the net proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise entitled
to such rights, warrants or other instruments, upon
an averaged or other practical basis without regard
to any distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or otherwise.
            The Depositary will not offer rights
to Owners unless both the rights and the securities
to which such rights relate are either exempt from
registration under the Securities Act with respect
to a distribution to all Owners or are registered
under the provisions of such Act; provided, that
nothing in the Deposit Agreement shall create any
obligation on the part of the Company to file a
registration statement with respect to such rights
or underlying securities or to endeavor to have
such a registration statement declared effective.
If an Owner of Receipts requests the distribution
of rights, warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act, the
Depositary shall not effect such distribution unless
it has received an opinion from recognized counsel
in the United States for the Company upon which
the Depositary may rely that such distribution to
such Owner is exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that it may
be lawful or feasible to make such rights available
to Owners in general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or the
Custodian shall receive foreign currency, by way
of dividends or other distributions or the net
proceeds from the sale of securities, property or
rights, and if at the time of the receipt thereof the
foreign currency so received can in the judgment
of the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the Depositary
shall, as promptly as practicable, convert or cause
to be converted, by sale or in any other manner
that it may determine, such foreign currency into
Dollars, and such Dollars shall be distributed to
the Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof to
such Dollars, then to the holders of such warrants
or instruments upon surrender thereof for
cancellation.  Such distribution may be made upon
an averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall be
net of any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
            If such conversion or distribution
can be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for approval
or license, if any, as it may deem desirable.
            If at any time the Depositary or the
Custodian shall determine that in its judgment any
foreign currency received by the Depositary or the
Custodian is not convertible on a reasonable basis
into Dollars transferable to the United States, or if
any approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in its
discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the Owners
entitled to receive the same.
            If any such conversion of foreign
currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion make
such conversion and distribution in Dollars to the
extent permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or hold
such balance uninvested and without liability for
interest thereon for the respective accounts of, the
Owners entitled thereto.
15.	RECORD DATES.
            Whenever any cash dividend or
other cash distribution shall become payable or
any distribution other than cash shall be made, or
whenever rights shall be issued with respect to the
Deposited Securities, or whenever the Depositary
shall receive notice of any meeting of holders of
Deposited Securities or Shares at or in respect of
which holders of Deposited Securities are entitled
to vote, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share, or whenever the Depositary
shall find it necessary or convenient, the
Depositary shall fix a record date, which shall be
the same as, or as near as practicable to, any
record date fixed by the Company (a) for the
determination of the Owners who shall be
(i) entitled to receive such dividend, distribution
or rights or the net proceeds of the sale thereof or
(ii) which shall be entitled to give instructions for
the exercise of voting rights at any such meeting
or (iii) who shall be responsible for any fees or
charges assessed by the Depositary pursuant to the
Deposit Agreement, or (b) on or after which each
American Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt from the Company of
notice of any meeting or solicitation of proxies or
consents of holders of Deposited Securities or
Shares at which or in respect of which holders of
Deposited Securities are entitled to vote, the
Depositary shall, if requested in writing by the
Company, as soon as practicable thereafter, mail
to the Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary, (b) a
statement that the Owners of Receipts as of the
close of business on a specified record date will be
entitled, subject to any applicable provision law
and of the articles of association or similar
document of the Company and the terms of the
Deposited Securities, to instruct the Depositary as
to the exercise of the voting rights, if any,
pertaining to the amount of Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to the
manner in which such instructions may be given.
Upon the written request of an Owner of a
Receipt on such record date, received on or before
the date established by the Depositary for such
purpose (the Instruction Date), the Depositary
shall endeavor, in so far as practicable, to vote or
cause to be voted the amount of Deposited
Securities represented by the American Depositary
Shares evidenced by such Receipt in accordance
with the instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise
the right to vote with that attaches to such
Deposited Securities other than in accordance
with such instructions.  If (i) the Company made a
request to the Depositary as contemplated by the
first sentence of Section 4.07 of the Deposit
Agreement and (ii) no instructions are received by
the Depositary from an Owner with respect to an
amount of Deposited Securities represented by the
Global Depositary Shares evidenced by such
Owners Receipts on or before the Instruction
Date, the Depositary shall deem such Owner to
have instructed the Depositary to give a
discretionary proxy to a person designated by the
Company with respect to that amount of
Deposited Securities and the Depositary shall give
a discretionary proxy to a person designated by
the Company to vote with respect to that amount
of Deposited Securities, provided, that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect to
any matter as to which the Company informs the
Depositary (and the Company agrees to provide
such information as promptly as practicable in
writing, if applicable) that (x) the Company does
not wish such proxy given, (y) substantial
opposition exists or (z) such matter materially and
adversely affects the rights of holders of Shares.
Notwithstanding the foregoing, the Depositary
shall not be required to vote or cause to be voted
or give any proxy to vote any Deposited Securities
as to any resolution unless the Depositary has
received an opinion of Argentine counsel for the
Company to the effect that that resolution is not
contrary to Argentine law or the articles of
association or any similar document of the
Company.
            There can be no assurance that
Owners generally or any Owner in particular will
receive the notice described in the preceding
paragraph sufficiently prior to the Instruction Date
to ensure that the Depositary will vote the
Deposited Securities in accordance with the
provisions set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any recapitalization,
reorganization, merger or consolidation or sale of
assets affecting the Company or to which it is a
party, any securities which shall be received by the
Depositary or a Custodian in exchange for or in
conversion of or in respect of Deposited
Securities, shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent, in addition to the existing Deposited
Securities, the right to receive the new Deposited
Securities so received in exchange or conversion,
unless additional Receipts are delivered pursuant
to the following sentence.  In any such case the
Depositary may execute and deliver additional
Receipts as in the case of a dividend in Shares, or
call for the surrender of outstanding Receipts to
be exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor the
Company nor any of their respective controlling
persons, directors, officers, employees, agents or
affiliates shall incur any liability to any Owner or
Beneficial Owner if, by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority or stock
exchange, or by reason of any provision, present
or future, of the articles of association or similar
document of the Company or the terms of the
Shares, or by reason of any provision of any
securities issued or distributed by the Company,
or any offering or distribution thereof, or by
reason of any act of God or war or terrorism or
other circumstances beyond its control, the
Depositary or the Company shall be prevented,
delayed or forbidden from, or be subject to any
civil or criminal penalty on account of, doing or
performing any act or thing which by the terms of
the Deposit Agreement or Deposited Securities it
is provided shall be done or performed; nor shall
the Depositary or the Company or any of their
respective controlling persons, directors, officers,
employees, agents or affiliates incur any liability
to any Owner or Beneficial Owner of a Receipt (i)
by reason of any nonperformance or delay, caused
as aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be done or
performed, (ii) by reason of any exercise of, or
failure to exercise, any discretion provided for in
the Deposit Agreement, (iii) for the inability of
any Owner or Beneficial Owner to benefit from
any distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to Owners or
Beneficial Owners or (iv) for any special,
consequential or punitive damages for any breach
of the terms of the Deposit Agreement.  Where,
by the terms of a distribution pursuant to
Section 4.01, 4.02 or 4.03 of the Deposit
Agreement, or an offering or distribution pursuant
to Section 4.04 of the Deposit Agreement or for
any other reason, such distribution or offering may
not be made available to Owners, and the
Depositary may not dispose of such distribution or
offering on behalf of such Owners and make the
net proceeds available to such Owners, then the
Depositary shall not make such distribution or
offering, and shall allow any rights, if applicable,
to lapse.  Neither the Company nor the Depositary
nor any of their respective agents assumes any
obligation or shall be subject to any liability under
the Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree to
perform their obligations specifically set forth in
the Deposit Agreement without negligence or bad
faith.  The Depositary shall not be subject to any
liability with respect to the validity or worth of
the Deposited Securities.  Neither the Depositary
nor the Company nor any of their respective
agents shall be under any obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited Securities
or in respect of the Receipts on behalf of any
Owner, Beneficial Owner or other person, and the
Custodian shall not be under any obligation
whatsoever with respect to such proceedings, the
responsibility of the Custodian being solely to the
Depositary.  Neither the Depositary nor the
Company nor their respective agents shall be liable
for any action or nonaction by it or them in
reliance upon the advice of or information from
legal counsel, accountants, any person presenting
Shares for deposit, any Owner or any other person
believed by it in good faith to be competent to
give such advice or information.  The Depositary
shall not be responsible for any failure to carry out
any instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a previous
act or omission of the Depositary or in connection
with a matter arising wholly after the removal or
resignation of the Depositary, provided that in
connection with the issue out of which such
potential liability arises the Depositary performed
its obligations without negligence or bad faith
while it acted as Depositary.  No disclaimer of
liability under the Securities Act  is intended by
any provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
            The Depositary may at any time
resign as Depositary by written notice of its
election so to do delivered to the Company, such
resignation to take effect  upon the appointment
of a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any time be
removed by the Company by 90 days prior written
notice of such removal, to become effective upon
the later of (i) the 90th day after delivery of the
notice to the Depositary or (ii) the appointment of
a successor depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any time
discharge the Custodian and appoint a substitute
or additional custodian under the Deposit
Agreement
20.	AMENDMENT.
            The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by written
agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners in any respect which they may
deem necessary or desirable.  Any amendment
which shall impose or increase any fees or charges
(other than taxes and other governmental charges,
registration fees, cable, telex or facsimile
transmission costs, delivery costs or other such
expenses), or which shall otherwise prejudice any
substantial existing right of Owners, however,
shall not become effective as to outstanding
Receipts until the expiration of 30 days after
notice of such amendment shall have been given
to the Owners of outstanding Receipts.  Every
Owner and Beneficial Owner, at the time any
amendment so becomes effective, shall be
deemed, by continuing to hold such Receipt or
any interest therein, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall
any amendment impair the right of the Owner of
any Receipt to surrender such Receipt and receive
therefor the Deposited Securities represented
thereby, except in order to comply with
mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary shall, at any time at
the direction of the Company, terminate the
Deposit Agreement by mailing notice of
termination to the Owners of all Receipts then
outstanding at least 30 days prior to the date fixed
in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of termination to the
Company and the Owners of all Receipts then
outstanding if at least 90 days have passed since
the Depositary delivered to the Company a
written notice of its election to resign and a
successor depositary has not been appointed and
accepted its appointment as provided in Section
5.04 of the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section 2.05
of the Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented by
the American Depositary Shares evidenced by
such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further notices or
perform any further acts under the Deposit
Agreement, except that the Depositary shall
continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights and other property as provided in
the Deposit Agreement, and shall continue to
deliver Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the Depositary
for the surrender of a Receipt, any expenses for
the account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the Deposit
Agreement and may thereafter hold uninvested
the net proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for interest, for
the pro rata benefit of the Owners of Receipts
which have not theretofore been surrendered, such
Owners thereupon becoming general creditors of
the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be
discharged from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in each
case, the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the
terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  Upon the termination of the Deposit
Agreement, the Company shall be discharged
from all obligations under the Deposit Agreement
except for its obligations to the Depositary with
respect to indemnification, charges, and expenses
under Sections 5.08 and 5.09 of the Deposit
Agreement.
22.	SUBMISSION TO JURISDICTION.
            In the Deposit Agreement, the
Company has (i) appointed Corporation Service
Company, 1133 Avenue of the Americas, Suite
3100, New York, New York 10036, in the State
of New York, as the Companys authorized agent
upon which process may be served in any suit or
proceeding arising out of or relating to the Shares
underlying the Deposited Securities or Deposited
Securities, the American Depositary Shares, the
Receipts or the Deposit Agreement, (ii) consented
and submitted to the jurisdiction of any state or
federal court in the State of New York in which
any such suit or proceeding may be instituted, and
(iii) agreed that service of process upon said
authorized agent shall be deemed in every respect
effective service of process upon the Company in
any such suit or proceeding.
23.	WAIVER OF IMMUNITIES.
            To the extent that the Company or
any of its properties, assets or revenues may have
or may hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from any
legal action, suit or proceeding, from the giving of
any relief in any respect thereof, from setoff or
counterclaim, from the jurisdiction of any court,
from service of process, from attachment upon or
prior to judgment, from attachment in aid of
execution or judgment, or from execution of
judgment, or other legal process or proceeding for
the giving of any relief or for the enforcement of
any judgment, in any jurisdiction in which
proceedings may at any time be commenced, with
respect to its obligations, liabilities or any other
matter under or arising out of or in connection
with the Shares underlying the Deposited
Securities or Deposited Securities, the American
Depositary Shares, the Receipts or the Deposit
Agreement, the Company, to the fullest extent
permitted by law, hereby irrevocably and
unconditionally waives, and agrees not to plead or
claim, any such immunity and consents to such
relief and enforcement.
24. 	DELIVRY OF INFORMATION TO
THE CNV, BCBA AND ARGENTINE
CENTRAL BANK.
            Each of the Depositary and the
Company hereby confirms to the other that for as
long as the Deposit Agreement is in effect, it shall
furnish the CNV, BCBA and the Argentine
Central Bank, at any time and within the period
that may be determined, with any information and
documents related to the American Depositary
Shares program created by the Deposit Agreement
and the American Depositary Shares issued
thereunder that any of those agencies or entities
requires or requests be furnished, to the extent
that information is available to it and can be
furnished without unreasonable effort and
expense and that disclosure of that information is
permitted under applicable law.
25. 	DISCLOSURE OF INTERESTS.
            Notwithstanding any other
provision of this Deposit Agreement, each Owner
agrees to comply with requests from the Company
pursuant to (i) Argentine law, including the rules
and requirements of the CNV, the BCBA and the
Argentine Central Bank, (ii) any stock exchange
on which the Shares are, or will be, registered,
traded or listed or (iii) the by-laws (estatutos
sociales) of the Company, which requests are
made to provide information, inter alia, as to the
capacity in which such Owner owns American
Depositary Shares and regarding the identity of
any other person interested in such American
Depositary Shares and the nature of such interest
and various other matters, whether or not they are
Owners at the time of such requests.  The
Depositary agrees to use commercially reasonable
efforts to comply with the written instructions of
the Company to forward such requests from the
Company to the Owners and to forward to the
Company any such responses to such requests
received by the Depositary.  Except for the
forwarding of any such requests and responses as
provided in the previous sentence, the Depositary
shall not have any duty to obtain or provide any
information sought by the Company under
Section 3.04 of the Deposit Agreement.
25. 	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DIRECT
REGISTRATION SYSTEM.
            Notwithstanding anything to the
contrary in the Deposit Agreement:
            (a)	American Depositary
Shares may be certificated securities evidenced by
Receipts or uncertificated securities.  The form of
Receipt annexed as Exhibit A to the Deposit
Agreement describes the terms and conditions of,
and will be the prospectus required under the
Securities Act for, both certificated and
uncertificated American Depositary Shares.
Except for those provisions of the Deposit
Agreement that by their nature do not apply to
uncertificated American Depositary Shares, all the
provisions of the Deposit Agreement shall apply,
mutatis mutandis, to uncertificated American
Depositary Shares as well as to certificated
American Depositary Shares, and to Owners and
holders of uncertificated American Depositary
Shares as well as to Owners and holders of
Receipts.
            (b)	American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered securities
under the laws of the State of New York.
            (c)	The Depositary shall have a
duty to register a transfer in the case of
uncertificated American Depositary Shares, upon
receipt from the Owner of a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as provided
in subsection (e) below).  The Depositary, upon
surrender of a Receipt for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt and
send the Owner a statement confirming that the
Owner is the owner of the same number of
uncertificated American Depositary Shares that
the surrendered Receipt evidenced. The
Depositary, upon receipt of a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as provided
in subsection (e) below) from the Owner of
uncertificated American Depositary Shares for the
purpose of exchanging for certificated American
Depositary Shares, shall execute and deliver to the
Owner a Receipt evidencing the same number of
certificated American Depositary Shares.
            (d)	Upon satisfaction of the
conditions for replacement of a Receipt that is
mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by that
Receipt in uncertificated form unless otherwise
requested by the Owner.
            (e)	(i)  The parties
acknowledge that DRS and Profile shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American
Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
            	(ii)  In connection with and
in accordance with the arrangements and
procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections
5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

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